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                                                                  Exhibit 3.61

              ARTICLES OF AMENDMENT AND RESTATEMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN):  98141200

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT AND RESTATEMENT TO THE ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

/    / AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

/  X / AMENDMENT IS TO BE EFFECTIVE ON OCTOBER 1, 1998.

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.  PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON
    RECORD:  MILLS MORRIS BUSINESS PRODUCTS, INC.

    IF CHANGING THE NAME, INSERT NEW NAME BELOW:

       US OFFICE PRODUCTS, MID-SOUTH DISTRICT, INC.

2.  PLEASE INSERT ANY CHANGES THAT APPLY:

    A.       PRINCIPAL ADDRESS:        N/A
    B.       REGISTERED AGENT:         N/A
    C.       REGISTERED ADDRESS:       N/A
    D.       OTHER CHANGES:            SEE EXHIBIT A ATTACHED HERETO AND
                                       MADE A PART HEREOF

3.  THE CORPORATION IS FOR PROFIT.

4. THE MANNER (IF NOT SET IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS
    FOLLOWS:

    UPON THE EFFECTIVENESS OF THIS AMENDMENT, THE 10 SHARES OF COMMON STOCK, NO PAR VALUE (THE "OLD STOCK") OF THE CORPORATION THAT ARE ISSUED AND OUTSTANDING SHALL BE

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    CONVERTED INTO 1,000 ISSUED SHARES OF COMMON STOCK, NO PAR VALUE, OF
    THE CORPORATION (THE "NEW STOCK") ON THE BASIS OF 100 SHARES OF NEW STOCK FOR EACH SHARE OF OLD STOCK.

    UPON THE EFFECTIVENESS OF THIS AMENDMENT, HOLDERS OF THE ISSUED SHARES OF THE OLD STOCK, UPON SURRENDERING CERTIFICATES EVIDENCING THE ISSUED SHARES OF OLD STOCK FOR CANCELLATION, SHALL BE ENTITLED TO RECEIVE CERTIFICATES FOR SHARES OF THE NEW STOCK ON THE BASIS SET FORTH ABOVE.

5.  THIS AMENDMENT WAS ADOPTED ON SEPTEMBER 25, 1998.

        (NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

/     / THE INCORPORATERS.

/     / THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT
        REQUIRED.

/  X  / THE SHAREHOLDERS.

         Vice President                       /s/ Mark D. Director
-------------------------------------         ---------------------------------
Signer's Capacity                             Signature

                                                  Mark D. Director
                                              ---------------------------------
                                              Name of Signer (Typed or Printed)


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                                    EXHIBIT A

         The Articles of Incorporation are amended and restated in their entirety as follows:

         FIRST: The name of the corporation is US OFFICE PRODUCTS, MID-SOUTH DISTRICT, INC.

         SECOND: The number of shares of stock the corporation is authorized to issue is 1,000 shares of common stock, without par value.

         THIRD: The complete address of the corporation's registered office in Tennessee is 530 Gay Street, Knoxville, TN 37902, and the registered agent is CT Corporation System.

         FOURTH:  The corporation is for profit.

         FIFTH:  The existence of the corporation shall be perpetual.

         SIXTH: The purpose for which the corporation is organized is to engage in any lawful act for which a corporation shall be organized under the General Corporation Act of the State of Tennessee. This corporation may, either as principal or agent, and either alone or in conjunction with other corporations, firms, or individuals, do all and everything necessary, suitable, convenient or proper, for and in connection with or incident to the accomplishment of its purposes, or designed directly or indirectly to promote the interests of this corporation or enhance the value of its properties; and in general to do any and all things or exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or exercise, under the General Corporation Act of Tennessee, or under any act amendatory thereof, supplemental thereto, or substituted therefor.